UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.___)

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Benihana Inc.

(Name of Registrant as Specified in its Charter)

N/A

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BENIHANA INC.

August [●], 2010

Dear Stockholder:

You are cordially invited to attend the 2010 Annual Meeting of Stockholders (the “Annual Meeting”) of Benihana Inc. (the “Company”, “we”, “our” or “us”) to be held on Tuesday, September 14, 2010 at [10:00 a.m.], Eastern Time, at [●].  Details about the meeting, nominees for our board of directors (the “Board”) and other matters to be acted on are included in the accompanying notice and proxy statement.

We hope you plan to attend the Annual Meeting.  Whether or not you plan to attend, it is important that your shares are represented at the Annual Meeting.  We strongly urge you to vote for the nominees proposed by the Board by signing, dating and returning the enclosed [WHITE] proxy card or by voting your shares by telephone or internet in accordance with the instructions set forth on the proxy cards.  Only your last-dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the proxy statement.  If you own shares of both the Common Stock and Class A Common Stock, you will receive two proxies from the Company, each of which must be dated, signed and returned as described above.

On behalf of everyone at the Company, we thank you for your ongoing interest and investment in the Company.  We are committed to acting in your best interests.  If you have any questions, please contact Georgeson, Inc., which is assisting us in connection with this year’s Annual Meeting, toll free at 866-203-9401.

Sincerely,

/s/ Darwin C. Dornbush
Darwin C. Dornbush
Chairman of the Board of Directors

YOUR VOTE IS EXTREMELY IMPORTANT.
Regardless of the number of shares you own, we urge you to vote promptly for the three nominees of your Board.

BENIHANA INC.

August [●], 2010
NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on September 14, 2010

To Our Stockholders:

The 2010 Annual Meeting of Stockholders (the “Annual Meeting”) of Benihana Inc. (the “Company”, “we”, “our” or “us”) will be held on Tuesday, September 14, 2010 at [10:00 a.m.], Eastern Time, at [●], for the following purposes, as more fully described in the proxy statement accompanying this notice:

1.	For holders of Common Stock of Benihana Inc.: To elect two members of the Board of Directors designated as Common Stock director nominees for a three-year term.

2.	For holders of Class A Common Stock of Benihana Inc.: To elect one member of the Board of Directors designated as the Class A Stock director nominee for a three-year term.

3.	For all stockholders of Benihana Inc.: To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2011.

WHO MAY VOTE:  You may vote if you were the record owner of Company stock at the close of business on August 10, 2010.  A list of stockholders of record will be available at the meeting and, during the 10 days prior to the meeting, at our corporate headquarters, 8685 Northwest 53rd Terrace, Miami, Florida 33166.

If you have any questions or need assistance in voting your shares, please call Georgeson, Inc., who is assisting us in connection with this year’s Annual Meeting, at 866-203-9401.
By Order of the Board of Directors,

/s/ Darwin C. Dornbush
Darwin C. Dornbush
Chairman of the Board of Directors

BENIHANA INC.
8685 Northwest 53rd Terrace
Miami, Florida 33166

PROXY STATEMENT

i

ANNUAL MEETING INFORMATION

The accompanying proxies are solicited by the Board of Directors of Benihana Inc. (“we,” “us,” “our” or “the Company”) for use at our Annual Meeting of Stockholders (“Annual Meeting”) to be held at [●] at [10:00 a.m.], Eastern Time, on Tuesday, September 14, 2010 and at any adjournment thereof for the purposes set forth in the attached notice of meeting. This proxy statement and the forms of proxy are being mailed to stockholders on or about August [●], 2010.

Who is entitled to vote?

Stockholders owning our Common Stock or Class A Common Stock at the close of business on August 10, 2010 are entitled to vote at the Annual Meeting.  Each holder of Common Stock has one vote per share, and each holder of Class A Common Stock has 1/10 of a vote per share, on all matters to be voted on, other than on the election of directors, on which the two classes vote separately.  As of the close of business on July 16, 2010, there were 5,649,082 shares of Common Stock, 9,795,168 shares of Class A Common Stock and 800,000 shares of Series B convertible preferred stock (convertible into 1,578,943 shares of Common Stock) outstanding.  The Series B convertible preferred stock is entitled to be voted on an as-converted basis at the Annual Meeting.

What am I voting on?

You will be asked to elect three members to serve on the Board of Directors and to ratify Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2011.  If any other matter requiring a vote of the stockholders should arise at the Annual Meeting, the proxies will vote in accordance with their best judgment.

How does the Board of Directors recommend I vote on the proposals?

The Board recommends a vote FOR each of the Board nominees named in this proxy statement:  Richard C. Stockinger, our President and Chief Executive Officer, Lewis Jaffe, a key member of our Audit Committee, and Darwin C. Dornbush, the Chairman of our Board of Directors.  The Board also recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2011.

How do I vote?

You may vote by proxy in one of three ways:  by telephone; by Internet; or by completing and returning the [WHITE] proxy card.  To vote by telephone or Internet, please follow the voting instructions set forth on the enclosed [WHITE] proxy card.  You may also vote by signing and dating the enclosed [WHITE] proxy card and returning it in the prepaid envelope or mailing it to [●].  You may also vote in person at the Annual Meeting if you are the record owner of your shares or you have received written authorization from your nominee holder to vote your shares at the Annual Meeting.

If you sign your proxy but do not mark your choices, your proxies will vote FOR the persons nominated by the Board for election as directors and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.  You can revoke your proxy at any time before it is exercised.  To do so, you must give written notice of revocation to the Assistant Secretary, Benihana Inc., 8685 Northwest 53rd Terrace, Miami, Florida 33166, or submit new voting instructions by telephone or Internet by a properly signed and returned proxy card bearing a later date.  If you are a stockholder of record or have received written authorization from your nominee holder to vote your shares at the Annual Meeting, you may also revoke your proxy by voting in person at the Annual Meeting.

You may receive more than one [WHITE] proxy card or voting instruction form from us if you hold shares of our Common Stock as well as shares of our Class A Common Stock.  Please vote in the manner described above for each account to ensure that all of your shares are voted.

What is a quorum?

There must be a quorum for any action to be taken at the Annual Meeting.  One-third of the voting power of Class A Common Stock, represented in person or by proxy, will constitute a quorum for purposes of electing the Class A Stock director, one-third of the voting power of the Common Stock and Series B convertible preferred stock, represented in person or by proxy, will constitute a quorum for purposes of electing the Common Stock directors and one-third of the voting power of the Class A Common Stock, the Common Stock and the Series B convertible preferred stock, represented in person or by proxy, will constitute a quorum for purposes of ratifying the appointment of Deloitte & Touche LLP as our independent registered public accounting firm and all other matters brought before the Annual Meeting.  Abstentions will be counted to determine the presence or absence of a quorum at the Annual Meeting.  “Broker non-votes” are also counted to determine if a quorum is present at the Annual Meeting, but are not considered a vote cast under Delaware law. Broker non-votes occur when shares held in street name are not voted because the broker holding the shares has not received instructions from the beneficial owner of the shares and does not have discretionary authority to vote with respect to a particular proposal.

What vote is required to approve each item?

A director nominee will be elected by a plurality of the votes cast at the Annual Meeting by the class of stock voting for such director nominee.  The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm and any other matter to be considered at the Annual Meeting will require the affirmative vote of a majority of the shares entitled to vote at the Annual Meeting that votes affirmatively or negatively on such matter.  Abstentions and broker non-votes will have no effect on the outcome of any matter, including the election of directors, to be considered at the Annual Meeting.

Who will count the vote?

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of election appointed for the Annual Meeting.  The inspector of election will also determine whether or not a quorum is present at the Annual Meeting.

What are the deadlines for stockholder proposals for next year’s Annual Meeting?

Stockholders may submit proposals on matters appropriate for stockholder action at future annual meetings by following the rules of the Securities and Exchange Commission (the “SEC”).  Proposals intended for inclusion in next year’s proxy statement and proxy card must be received by no later than [●], 2011. If next year’s annual meeting is held on a date more than 30 calendar days before or after September 14, 2011, a stockholder proposal must be received by a reasonable time before we begin to print and mail our proxy solicitation for such annual meeting. In addition, our By-Laws provide that no proposal may be properly raised at next year’s annual meeting unless we receive notice of the proposal not less than 60 days nor more than 90 days prior to the meeting. However, in the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given to stockholders, notice of a proposal must be received not later than the 10th day following the day on which notice of the date of the annual meeting is mailed or public disclosure is made. All proposals and notifications should be addressed to the Assistant Secretary, Benihana Inc., 8685 Northwest 53rd Terrace, Miami, Florida 33166.

Who pays the expenses of this proxy statement?

We are paying all costs of soliciting our proxies for the Annual Meeting, including the costs of preparing, printing and mailing this notice of meeting and proxy statement. We have also retained Georgeson, Inc. to assist us in the distribution and solicitation of proxies. We have agreed to pay Georgeson, Inc. a fee of $25,000, plus expenses for their services. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and other solicitation materials to beneficial owners of our stock.  The Company’s expenses related to the solicitation in excess of those normally spent for an Annual Meeting as a result of the proxy contest are expected to be approximately $25,000.  Appendix A sets forth information relating to the Company’s directors (including the directors nominated for re-election by the Board), officers and employees who are considered “participants” in our solicitation under the rules of the SEC by reason of their position as directors or director nominees or because they may be soliciting proxies on our behalf.  Some of our directors, officers and other employees may solicit the return of proxies by telephone, mail or personal interview without additional compensation.

May brokers vote without instruction?

Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from the beneficial owners.  If specific instructions are not received, brokers may vote those shares in their discretion only on routine matters, such as the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.  Your broker or other nominee does not have discretionary authority to vote on the election of directors.  Thus, if your shares are held in “street name” and you do not provide instructions as to how your shares are to be voted in the election of directors, your broker or other nominee will not be able to vote your shares in the election of directors.  Shares as to which brokers do not have or have not exercised such discretionary authority are considered “broker non-votes.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information relating to the beneficial ownership of our Common Stock and Class A Common Stock by all persons we know to beneficially own more than 5% of either our Common Stock or our Class A Common Stock outstanding on July 16, 2010 and by each named executive officer and current director and all of our current executive officers and directors as a group. As of the close of business on July 16, 2010, there were 5,649,082 shares of Common Stock, 9,795,168 shares of Class A Common Stock and 800,000 shares of Series B convertible preferred stock (convertible into 1,578,943 shares of Common Stock) outstanding.  Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934.  Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Common Stock and Class A Common Stock, as applicable, that they beneficially own, subject to applicable community property laws.  All shares of Common Stock and Class A Common Stock subject to options or warrants exercisable within 60 days of July 16, 2010 or issuable upon conversion of our Series B convertible preferred stock are deemed to be outstanding and beneficially owned by the persons holding those options, warrants or Series B convertible preferred stock, for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person.  They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.

	Common Stock		Class A Common Stock
Name (and address if applicable) of Beneficial Owners1	Amount and Nature of Beneficial Ownership	Percent of Class	Amount and Nature of Beneficial Ownership (1)	Percent of Class

5% Stockholders

Benihana of Tokyo, Inc. (2)	2,153,744	38.1%	-	-
232 East 63 rd Street
New York, New York 10021

Kyle Aoki (2)	2,153,744	38.1%	-	-

Grace Aoki (2)	2,153,744	38.1%	-	-

Kevin Y. Aoki (2)	2,153,744	38.1%	-	-

Kenneth Podziba (2)	2,153,744	38.1%	-	-

BFC Financial Corporation (3)	1,578,943	21.8%	-	-
2100 W Cypress Creek Road
Ft. Lauderdale, Florida 33309

Andreeff Equity Advisors, L.L.C. (4)	537,634	9.5%	642,287	6.6%
Dane Andreeff
140 East St. Lucia Lane
Santa Rosa Beach, FL 32459

FMR, LLC (5)	585,155	10.4%	-	-
Fidelity Management & Research Company
Fidelity Low-Priced Stock Fund
Edward C. Johnson 3d
82 Devonshire Street
Boston, MA 02109

Coliseum Capital Management, LLC (6)	232,483	4.1%	1,263,883	12.9%
Adam Gray
Christopher Shackelton
767 Third Avenue, 35th Floor
New York, NY 10017

RBC Global Asset Management (U.S.) Inc.(7)	-	-	978,106	10.0%
100 South Fifth Street, Suite 2300
Minneapolis, MN 55402

	Common Stock		Class A Common Stock
Name of Officers and Directors	Amount and Nature of Beneficial Ownership	Percent of Class	Amount and Nature of Beneficial Ownership (1)	Percent of Class

Named Executive Officers and Directors

Richard C. Stockinger (9)	15,237	*	16,667	*

Christopher P. Ames	-	-	-	-

Gene R. Baldwin	-	-	-	-

Juan C. Garcia (11)	-	-	10,533	*

John E. Abdo (3) (8) (9)	79,500	1.4%	122,333	1.2%

Norman Becker (8) (9)	39,375	*	103,083	1.0%

J. Ronald Castell (8) (9)	10,000	*	43,333	*

Darwin C. Dornbush (9)	16,737	*	21,975	*

Lewis Jaffe (8) (9)	15,000	*	57,033	*

Alan B. Levan (3) (9)	-	-	6,667	*

Joseph J. West (8) (9)	11,000	*	43,333	*

Taka Yoshimoto (10)	112,700	2.0%	3,600	*

All current directors and executive officers as a group (8) (9)	186,849	3.2%	414,424	4.1%

(1)
Shares of our Common Stock are convertible at any time into shares of our Class A Common Stock at the option of the holder.  Therefore, each beneficial owner of our Common Stock may be deemed the beneficial owner of the same number of shares of our Class A Common Stock.  The holdings listed in the table setting forth beneficial ownership of Class A Common Stock do not include holdings of Common Stock (as converted).

(2)
All of the issued and outstanding capital stock of Benihana of Tokyo, Inc. (the “Benihana of Tokyo Stock”) is owned by a trust of which Kevin Y. Aoki, Kyle Aoki, Grace Aoki and Kenneth Podziba are the named trustees.  By reason of such position, such individuals may be deemed to share beneficial ownership of the Benihana of Tokyo Stock and the shares of our stock owned by Benihana of Tokyo.

(3)
Represents Common Stock which BFC Financial Corporation (“BFC”) would own upon conversion of the 800,000 shares of our Series B convertible preferred stock currently held by BFC.  BFC may be deemed to be controlled by Alan B. Levan and John E. Abdo, who collectively may be deemed to have an aggregate beneficial ownership of shares of BFC’s common stock representing approximately 71.6% of the total voting power of BFC.  Mr. Levan serves as Chairman and Chief Executive Officer of BFC, and Mr. Abdo serves as Vice Chairman of BFC.

(4)
Based solely on Schedule 13Gs filed jointly by Dane Andreeff and Andreeff Equity Advisors, L.L.C. on February 12, 2010.  Each of Mr. Andreeff and Andreeff Equity Advisors, L.L.C. has shared voting and shared dispositive power with respect to 537,634 shares of Common Stock and 642,287 shares of Class A Common Stock.

Mr. Andreeff is a control person of Andreeff Equity Advisors, L.L.C., in accordance with Rule 13d-1(b)(1)(ii)(G) of the Securities Exchange Act of 1934.  Mr. Andreeff also owns an interest in Maple Leaf Capital I, L.L.C., which is the general partner of certain limited partnerships which own shares of Common Stock, including, Maple Leaf Partners, L.P. and Maple Leaf Offshore, Ltd.  Andreeff Equity Advisors, L.L.C. is the investment adviser of each such limited partnership.

On February 12, 2010, a Schedule 13G was (i) filed by Maple Leaf Offshore, Ltd. indicating that it has shared voting power and shared dispositive power with respect to 225,446 shares of Common Stock; (ii) filed by Maple Leaf Partners, L.P. indicating that it has shared voting power and shared dispositive power with respect to 275,756 shares of Common Stock; and (iii) filed jointly by Maple Leaf Capital I, L.L.C. (with Dane Andreeff and Andreeff Equity Advisors, L.L.C.) indicating Maple Leaf Capital I, L.L.C. has shared voting power and shared dispositive power with respect to 312,188 shares of Common Stock.  On February 12, 2010, a Schedule 13G was filed jointly by Maple Leaf Capital I, L.L.C. and Maple Leaf Offshore, Ltd. indicating Maple Leaf Capital I, L.L.C. has shared voting power and shared dispositive power with respect to 372,955 shares of Class A Common Stock, and Maple Leaf Offshore, Ltd. has shared voting power and shared dispositive power with respect to 269,332 shares of Class A Common Stock.

(5)
Based solely on a Schedule 13G filed jointly by FMR, LLC, Fidelity Management & Research Company, Fidelity Low-Priced Stock Fund and Edward C. Johnson 3d on January 11, 2010.  Each of FMR, LLC and Mr. Johnson have sole dispositive power with respect to 585,155 shares of Common Stock.  The board of trustees for Fidelity Low-Priced Stock Fund has sole voting power with respect to 585,155 shares of Common Stock.

(6)
Based solely on a Schedule 13D filed jointly by Coliseum Capital Management, LLC, Adam Gray and Christopher Shakelton on July 16, 2010.  Each of Coliseum Capital Management, LLC and Messrs. Gray and Shackelton have shared voting power and shared dispositive power with respect to 1,263,883 shares of Class A Common Stock and 232,483 shares of Common Stock.

(7)
Based solely on a Schedule 13G filed by such person on February 10, 2010. Such person has shared voting power with respect to 287,114 shares of Class A Common Stock and shared dispositive power with respect to 978,106 shares of Class A Common Stock.

(8)
Beneficial ownership on this table includes the following number of shares of Common Stock which may be purchased upon exercise of options which are presently exercisable or which will become exercisable within 60 days after July 16, 2010: Mr. Abdo – 36,500 shares; Mr. Becker – 33,625 shares; Mr. Jaffe – 15,000 shares; Mr. West – 10,000 shares; Mr. Castell – 10,000 shares; all current executive officers and directors as a group – 105,125 shares.

(9)
Beneficial ownership on this table also includes the following number of shares of Class A Common Stock which may be purchased upon exercise of options which are presently exercisable or which will become exercisable within 60 days after July 16, 2010: Mr. Abdo – 96,333 shares; Mr. Becker – 90,583 shares; Mr. Jaffe – 53,333 shares; Mr. Castell – 43,333 shares; Mr. West – 43,333 shares; Mr. Stockinger – 16,667 shares; Mr. Dornbush – 20,000 shares; Mr. Levan – 6,667; all current executive officers and directors as a group – 370,249 shares.

(10)	Mr. Yoshimoto resigned as our Executive Vice President – Operations and as a member of our Board of Directors effective December 18, 2009.

(11)	Mr. Garcia resigned as our President and Chief Operating Officer effective January 13, 2010.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Rules promulgated by the Securities and Exchange Commission govern the reporting of securities transactions by directors, officers and holders of 10% or more of our Common Stock or Class A Common Stock.  Based solely upon our review of copies of reports filed with the SEC and received by us, we believe that our directors and officers have filed all required reports on a timely basis except the following: each of John E. Abdo and Lewis Jaffe failed to file timely one Form 4 reporting an option grant and John E. Abdo failed to timely file one Form 4 reporting the exercise of a stock option.

PROPOSAL 1 – ELECTION OF DIRECTORS

Our Certificate of Incorporation provides that the Board of Directors be divided into three classes with the three-year term of office of a class expiring each year and with the designation by class dependent upon the scheduled expiration of the directors’ terms of office. A majority of our Board is composed of independent directors.  The total number of directors constituting the entire Board is nine.  The current directors have been elected or appointed to the classes set forth below, with the Class I directorship previously held by Taka Yoshimoto vacant.  The terms of office of Darwin C. Dornbush, Lewis Jaffe and Richard C. Stockinger, Class III Directors, will expire at the Annual Meeting. Messrs. Dornbush, Jaffe and Stockinger are proposed to be re-elected as Class III Directors.  If elected, Messrs. Dornbush, Jaffe and Stockinger will hold office for a three-year term, in each case until their respective successors shall have been duly elected and qualified.

Our Certificate of Incorporation also provides that when the Board of Directors is divided into at least two classes, as is presently the case, the holders of the Class A Common Stock vote separately as a class to elect 25% (or the next higher whole number) of each class of directors of the Board (the “Class A Stock directors”); provided, however, that the number of directors so elected by the holders of the Class A Common Stock may not exceed 25% (or the next higher whole number) of the entire Board.  Holders of the Class A Common Stock do not vote for the election of directors at any meeting of stockholders if the terms of office of the Class A Stock directors do not expire at such meeting.  Holders of the Common Stock vote separately as a class for the remainder of the directors.

There are currently three Class A Stock directors. Mr. Dornbush currently serves as a Class A Stock director and Messrs. Jaffe and Stockinger currently serve as Common Stock directors. In connection with the Annual Meeting, the Board of Directors has nominated Mr. Dornbush to serve as a Class A Stock director for a three-year term, and Messrs. Jaffe and Stockinger to each serve as Common Stock directors for a three-year term. At the Annual Meeting, only the holders of the Class A Common Stock, voting separately as a class, will vote on the election of Mr. Dornbush as a Class A Stock director. The holders of the Common Stock, together with the holder of the Series B convertible preferred stock, voting separately as a class, will vote on the election of Messrs. Jaffe and Stockinger as Common Stock directors.

The Board of Directors has selected persons named as proxies in the enclosed form of proxy.  It is intended that the shares represented by the proxies, unless authorization is withheld, shall be voted for the election of the director nominees, who have been designated by the Board of Directors, as set forth below. Each of the nominees has consented to being named in this proxy statement and has agreed to serve as a director, if elected. Although it is not contemplated that any such nominee will be unable to serve, should such a situation arise prior to the balloting at the Annual Meeting, the persons named as proxies will vote the shares represented by the proxy for any substitute nominee designated by the Board of Directors to fill the vacancy. Currently, no substitute nominee has been selected by the Board of Directors.

The following are the nominees for director:

Common Stock Director Nominees

Richard C. Stockinger
Director since 2007
Class III Director, President and Chief Executive Officer (Term to expire in 2013, if elected)
Age 51

Mr. Stockinger has served as our Chief Executive Officer since February 9, 2009 and was appointed as our President on January 13, 2010.  From April 2008 to February 2009, Mr. Stockinger was an independent consultant.  Mr. Stockinger served as the President of Patina Restaurant Group (formerly Restaurant Associates – Patina Group) from October 2003 through April 2008 and served as Restaurant Associates’ Vice President and Chief Financial Officer from 1985 through October 2003.  During his tenure with Restaurant Associates and the Patina Restaurant Group, Mr. Stockinger played a critical role in the development and implementation of its sales, acquisitions and turnaround strategies, including the acquisition of California Pizza Kitchen, El Torito and Au Bon Pain.  Mr. Stockinger also serves on the Board of Directors of the National Kidney Foundation of Greater New York.  Mr. Stockinger’s extensive experience within the restaurant industry positions him well to serve as the Company’s Chief Executive Officer and President and as a director.  As Chief Executive Officer and President, he brings management’s perspective to the Board.

Lewis Jaffe
Director since 2004
Class III Director (Term to expire in 2013, if elected)
Age 53

Mr. Jaffe is an independent consultant whose clients include LG Electronics, Famous Dave’s BBQ Restaurants and Johnny Carino’s Italian Restaurant.  Mr. Jaffe also served as President, Chief Executive Officer and a director of Oxford Media, Inc. from February 2006 through October 2007 and President and Chief Operating Officer of Verso Technologies from November 2004 through August 2005. From August 2002 to November 2004, Mr. Jaffe was a self-employed public speaker and consultant. From April 2002 until August 2002, Mr. Jaffe served as the interim President of Glowpoint, Inc., a publicly-traded video products and services company.  From July 2000 to July 2003, Mr. Jaffe served as an independent consultant to Glowpoint, Inc. From June 2000 to March 2002, Mr. Jaffe served as President and Chief Operating Officer of PictureTel Corporation, a publicly-traded videoconferencing company. From September 1998 to June 2000, Mr. Jaffe served as a managing director in the Boston office of Arthur Andersen LLP in its global finance practice. From January 1997 to March 1998, Mr. Jaffe served as President of C Systems, LLC, a designer and manufacturer of mobile military shelters, housing, communication and radar and missile launch systems. Mr. Jaffe served as a member of the Board of Directors for Glowpoint, Inc. from September 2001 to July 2003, the Board of Directors of Media 100 Inc. from June 2003 through November 2004 and the Turnaround Management Association of New England from September 1999 through November 2004. He currently is on the Board of York Telecom, one of the nation’s largest providers of video conferencing and unified communications services. He holds an Advanced Professional Director Certification from the American College of Directors, a national, public company director organization, and from the Corporate Directors Group, a national public company director education organization.  Mr. Jaffe is a respected business leader with a diverse business background, bringing to the Board multiple perspectives, including those of a public company director and an executive. Mr. Jaffe’s extensive experience as a chief executive officer of multiple companies and his service in leadership roles on other public company boards has provided him with experience in the processes and policies needed to effectively govern a publicly-traded enterprise.

Director since 2009
Class III Director (Term to expire in 2013, if elected)
Age 80

Class A Stock Director Nominee

Darwin C. Dornbush

Mr. Dornbush has been a partner in the law firm of Dornbush Schaeffer Strongin & Venaglia, LLP since 1964.  He served as our Secretary from 1983 through 2009 and was also previously a director of the Company from 1995 through 2005 before rejoining the Board in February 2009. In addition, Mr. Dornbush has been employed by us to provide certain management advisory services since January 2006.  Mr. Dornbush is also a director of BFC Financial Corporation (“BFC”), after previously serving as a director of Woodbridge Holdings Corporation (now a wholly-owned subsidiary of BFC), and he is a former director of Cantel Medical Corp., a healthcare company. Mr. Dornbush’s more than 45 years of legal experience give him a strong background in the realm of corporate governance and more generally business negotiations. The Board values his insight and leadership skills as well as his knowledge of the restaurant industry that he has developed in advising various restaurant companies for more than 45 years.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF EACH OF THE NOMINEES FOR DIRECTOR.

The following is information about our remaining Class I and Class II Directors, each of whom will continue in office, and our other executive officers:

J. Ronald Castell
Director since 2005
Class I Director (Term to expire in 2011)
Age 72

In 2004, Mr. Castell formed ReelRon LLC, a marketing consulting firm serving clients in the investment and entertainment industries, including Huizenga Holdings, Inc., Centryx Corp., Southern Audio Video and Breakaway Films.  From 1995 to 2004, Mr. Castell served as Senior Vice President of Marketing and Communications of Huizenga Holdings, Inc.  From 1989 to 1995, Mr. Castell served as Senior Vice President of Programming and Communications of Blockbuster Entertainment Corp.  The extensive management experience Mr. Castell gained through his service as a senior vice president at Blockbuster Entertainment Corp. and Huizenga Holdings, Inc. and his thorough understanding of marketing and communications issues enable him to make valuable contributions to the Board.

Joseph J. West, Ph.D.
Director since 2005
Class I Director (Term to expire in 2011)
Age 66

Mr. West is currently a professor of restaurant management at Florida International University and the Vice President and Director of Operations of the Brooklyn Water Bagel Company.  From 1999 to July 2009, Mr. West served as Dean, School of Hospitality and Tourism Management, at Florida International University.  Between 1991 and 1999, he served as Department Chairman of Hospitality Administration, College of Business, Florida State University, and from 1993 through 1996, he served as Director, Hospitality Education Program, Department of Business and Professional Regulation, State of Florida.  From 1984 through 1991, Mr. West held teaching positions at Florida State University and the University of South Carolina.  Additionally, Mr. West possesses restaurant operating experience as an executive and operator through his service as Vice President of Operations of Spring Garden Grill and Bar and General Manager at the following restaurant units: Franklin’s Off Friendly, Colony House/Wine Cellar Restaurants and Colony Caterers.  Mr. West is also a retired U.S. Naval Officer.  With his distinguished academic background in the hospitality field and his extensive restaurant operating and management experience, Mr. West offers the Board valuable knowledge in restaurant operations and management.  This understanding of the restaurant industry allows Mr. West a variety of viewpoints and perspectives critical to productive Board deliberations.

John E. Abdo
Director since 1990
Class II Director (Term to expire in 2012)
Age 67

Mr. Abdo has been principally employed since June 1984 as the Vice Chairman of the Board of Directors and Chairman of the Executive Committee of each of BankAtlantic Bancorp, Inc. (“BankAtlantic Bancorp”), a bank holding company whose common stock is listed on the New York Stock Exchange under the symbol “BBX,” and BankAtlantic, BankAtlantic Bancorp’s bank subsidiary. He has served as Vice Chairman of the Board of Directors of Bluegreen Corporation (“Bluegreen”) since March 2002 and as Vice Chairman of the Board of BFC since June 1987. Mr. Abdo also served as Vice Chairman of the Board of Directors of Woodbridge Holdings Corporation (formerly Levitt Corporation) (“Woodbridge”) from August 1984 through September 2009 when it merged with BFC. Mr. Abdo is the President and Chief Executive Officer of Abdo Companies, Inc., a real estate development, construction and real estate brokerage firm for more than thirty five years. Mr. Abdo is a member of the Board of Directors and the Finance Committee of PACA (Performing Arts Center Authority) and is also the former President and a current member of the Board of Directors, and current Chairman of the Investment Committee, of the Broward Performing Arts Foundation, a $100 million state of the art, twin concert hall venue located in Fort Lauderdale, FL.  Mr. Abdo brings to the Board a strong business and financial background, significant experience as a board member of other public companies, extensive experience in the real estate industry (which is directly applicable to the Company because it leases or owns sites in multiple markets) and the perspective of a major Company shareholder due to his interest in BFC, which in turn makes him a valuable contributor to the Board.

Norman Becker
Director since 1997
Class II Director (Term to expire in 2012)
Age 72

Mr. Becker has been self-employed in the practice of public accounting since April 1985.  Prior thereto, Mr. Becker was a partner with Touche Ross & Co., the predecessor of Deloitte & Touche LLP, for a period in excess of 10 years.  Mr. Becker is also a director of Bluegreen and an officer of Proguard Acquisition Corp.  Mr. Becker brings to the Board a wide array of financial and accounting knowledge.  His background in public accounting enables him to assist the Board in analyzing complex financial and accounting issues.

Alan B. Levan
Director since 2009
Class II Director (Term to expire in 2012)
Age 65

Mr. Levan is currently the Chairman of the Board and Chief Executive Officer of BankAtlantic Bancorp and Chairman of the Board of BankAtlantic. He has served as Chairman and Chief Executive Officer of BankAtlantic Bancorp since April 1994 and Chairman of BankAtlantic since 1987. Mr. Levan also serves as Chairman, Chief Executive Officer and President of BFC and Chairman of Bluegreen. He previously served as Chairman and Chief Executive Officer of Woodbridge until it merged with BFC in September 2009. Mr. Levan is a member of the Nova Southeastern University Board of Trustees and former Chairman of the Board of Directors for the Broward Community College Foundation.  Mr. Levan brings to the Board substantial management experience and business acumen. In particular, his management experience as Chief Executive Officer of BankAtlantic Bancorp as well as his extensive service on other public company boards allows him to view the Company from both the management and operational perspectives.  In addition to his business and management experience, he also brings to the Board the perspective of a major company shareholder due to his interest in BFC.

Gene R. Baldwin
Interim Chief Financial Officer
Age 60

Mr. Baldwin has served as our interim Chief Financial Officer since January 13, 2010 and as a partner of CRG Partners Group, LLC and its predecessors (“CRG”), a provider of financial advisory, corporate improvement and related services, since 2002. CRG and Mr. Baldwin have been engaged by and have been performing consulting services for the Company since November 2009. As a partner of CRG, Mr. Baldwin has served in various senior-executive roles managing companies through complex operational and financial restructuring, including, from September 2007 to June 2008, as Chief Restructuring Officer and interim Chief Executive Officer of American Restaurant Group, Inc., an 82 unit steakhouse chain and, from December 2005 to October 2006, as President and Chief Restructuring Officer of a 360 unit franchised quick service restaurant chain. Mr. Baldwin also served, from December 2008 to March 2009, as a financial advisor to a 130 unit casual dining chain and, from August 2002 to September 2003, as a financial advisor and interim Chief Operating Officer of Furrs Restaurant Group, Inc., a 91 unit cafeteria chain.

Christopher P. Ames
Chief Operating Officer
Age 47

Mr. Ames has served as our Chief Operating Officer since October 19, 2009.  From July 2009 to October 2009, Mr. Ames was an independent consultant to the Company.  Mr. Ames served as Vice President and Chief Operating Officer of Cosi, Inc. from November 2006 to August 2008 and Executive Vice President of Operations of the Patina Group from July 2005 to November 2006.  Prior thereto, Mr. Ames served as Vice President of Operations with Elephant Bar Restaurant in Los Angeles, California from June 2004 to August 2005 and Vice President of was employed by California Pizza Kitchen from January 1992 to March 2004 with his last position serving as Vice President of operations from 2000 to 2004.

None of our directors or executive officers has any family relationship to any other director or executive officer.

CORPORATE GOVERNANCE

We seek to follow best practices in corporate governance in a manner that is in the best interests of our business and stockholders. Our current corporate governance principles, including the Code of Business Conduct and Ethics and the charters of each of the Audit Committee, Compensation and Stock Option Committee, Executive Committee, and Nominating and Governance Committee are all available under Investor Relations on our website at www.benihana.com.  We are in compliance with the corporate governance requirements imposed by the Sarbanes-Oxley Act, the Securities and Exchange Commission and the Nasdaq Stock Market Rules.  We will continue to modify our policies and practices to meet ongoing developments in this area.  Aspects of our corporate governance principles are discussed throughout this proxy statement.

COMMITTEES, MEETINGS OF THE BOARD OF DIRECTORS, STOCKHOLDER COMMUNICATIONS

The Board of Directors held 15 meetings during the fiscal year ended March 28, 2010 and no director attended fewer than [●]% of the aggregate of such meetings and the meetings of each Committee of which he is a member. As a matter of policy, members of the Board of Directors are required to make every reasonable effort to attend the Annual Meeting.  All members of the Board of Directors attended our 2009 annual meeting of stockholders held on August 20, 2009.

Director Independence

Our Board has determined that the following directors, for the fiscal year ended March 28, 2010, were independent as defined in Rule 5605 (a)(2) of the Nasdaq Stock Market Rules: Alan B. Levan, John E. Abdo, Norman Becker, J. Ronald Castell, Lewis Jaffe and Joseph J. West. In making its independence determinations, the Board considered and discussed relationships and transactions between the Company and its affiliates, on the one hand, and each director and his affiliates, on the other hand, including the relationships and transactions discussed below under the heading “Certain Relationships and Related Transactions” pursuant to which payments were made by the Company to the independent director directly or to affiliates of the independent director. The Board determined that none of those transactions or relationships likely to interfere with any independent director’s exercise of independent judgment in carrying out his responsibilities as a director of the Company.

Leadership Structure

The business of the Company is managed by the Board, which is elected by the Company’s shareholders.  The basic responsibility of the Board is to lead the Company by exercising its business judgment to act in what each director believes to be the best interests of the Company and its shareholders.  The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board from time to time.  The roles are currently separate.  Richard C. Stockinger has served as Chief Executive Officer since February 9, 2009, and Darwin C. Dornbush currently holds the position of Chairman of the Board.

The independent directors have elected their own Independent Lead Director, who for fiscal year 2010 was Mr. Jaffe, and during the past year the independent directors have held several meetings in executive session without management being present.

Risk Oversight

The Board is responsible for overseeing management and the business and affairs of the Company, which includes the oversight of risk. In exercising its oversight, the Board has delegated some areas of focus to its committees. Pursuant to its charter and the Nasdaq Stock Market Rules, the Audit Committee is responsible for assuring that the Board is provided the information and resources to assess management’s handling of the Company’s approach to risk management. The Audit Committee also has oversight responsibility for processes relating to the Company’s financial risk (such as accounting, finance, internal control and tax strategy), and the Audit Committee or the full Board receives and reviews, as appropriate, the reports of the Company’s internal auditors regarding the results of their annual Company-wide risk assessment and internal audit plan. Reports of all internal audits are provided to the Audit Committee. The Compensation and Stock Option Committee oversees compliance with the Company’s executive compensation plans and related laws and policies, and the Nominating and Governance Committee oversees compliance with governance-related laws and policies. The Board as a whole has responsibility for overseeing management’s handling of the Company’s strategic and operational risks. Throughout the year, senior management reports to the Board the risks that may be material to the Company, including those disclosed in the Company’s quarterly and annual reports filed with the SEC. The goal of these processes is to achieve serious and thoughtful Board-level attention to the nature of the material risks faced by the Company and the adequacy of the Company’s risk management process and system. While the Board recognizes that the risks which the Company faces are not static, and that it is not possible to mitigate all risk and uncertainty all of the time, the Board believes that the Company’s approach to managing its risks provides the Board with the proper foundation and oversight perspective with respect to management of the material risks facing the Company.

Committees

The Board of Directors has four standing committees: the Audit Committee, the Compensation and Stock Option Committee, the Nominating and Governance Committee and the Executive Committee. All of the members of the Audit Committee, the Compensation and Stock Option Committee and the Nominating and Governance Committee are “independent” as defined in Rule 5605(a)(2) of the Nasdaq Stock Market Rules.  Each of the Nominating and Governance Committee, the Compensation and Stock Option Committee and the Audit Committee has the authority to retain independent advisors and consultants, with all fees and expenses to be paid by the Company. The Board-approved charters of the Audit Committee, the Compensation and Stock Option Committee, the Nominating and Governance Committee and the Executive Committee are available on our website under Investor Relations at www.benihana.com.

The Board of Directors has approved a policy for stockholder communications whereby stockholders may contact the Board of Directors or any Committee or individual director through a telephone hotline.  The toll free number for the hotline is set forth under Compliance and Ethics Hotline on our website at www.benihana.com.  Stockholder communications received through the hotline are distributed to our Audit Committee, individual directors, group of directors or compliance officers as appropriate based on the content of the correspondence.  Stockholders are also welcome to communicate directly with the Board of Directors at our Annual Meeting.

Other Matters

On July 16, 2010, Benihana of Tokyo, Inc. notified the Company that it intends to propose two alternative director nominees, Michael W. Kata and Kenneth J. Podziba, for election as Common Stock directors at the Annual Meeting, and on July 22, 2010, Coliseum Capital Partners, L.P. also notified the Company that it intends to propose one alternative director nominee, Adam L. Gray, for election as a Class A Stock director at the Annual Meeting.  Such nominations are in opposition to the Board’s recommended nominees.

Audit Committee

For the fiscal year ended March 28, 2010, the Audit Committee consisted of Norman Becker (Chairman), Lewis Jaffe, J. Ronald Castell and, through May 2009, Robert B. Sturges. The Board has determined that Mr. Becker qualifies as an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”) and is “independent” within the meaning of applicable SEC rules and regulations relating to directors serving on audit committees and NASDAQ Stock Market Rule 5605(a)(2).

The Audit Committee’s primary responsibilities are to: (i) oversee our financial reporting principles and policies and internal control systems, including review of our quarterly and annual financial statements; (ii) review and monitor the performance and independence of our independent auditors and the performance of the internal auditing department; (iii) provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditing department and the Board of Directors; and (iv) appoint, evaluate, compensate and, where appropriate, terminate and replace our independent auditors. Such responsibilities may not be delegated by the Audit Committee.  The Audit Committee held six meetings during the fiscal year ended March 28, 2010.

Compensation and Stock Option Committee

We have a Compensation and Stock Option Committee, which was composed of Alan B. Levan (Chairman since August 2009), John E. Abdo (Chairman through July 2009), Norman Becker and J. Ronald Castell during the fiscal year ended March 28, 2010. The Compensation and Stock Option Committee Charter provides that the Committee is responsible for: (i) discharging the Board of Director’s responsibilities relating to compensation of our executives; (ii) the administration of our equity-based compensation plans; and (iii) producing an annual report on executive compensation for inclusion in our proxy statement in accordance with applicable rules and regulations. During fiscal year 2010, the Compensation and Stock Option Committee met seven times to make recommendations concerning salary and bonus for our executive officers for fiscal year 2010 and to make recommendations as to the grant of equity awards to such executive officers.

Nominating and Governance Committee

During the fiscal year ended March 28, 2010, the Nominating and Governance Committee was composed of Robert B. Sturges (Chairman through May 2009), John E. Abdo (Chairman since June 2009), Norman Becker, Lewis Jaffe and Joseph West.  The Committee’s responsibilities include: (i) identifying individuals qualified to become members of the Board of Directors, consistent with criteria approved by the Board of Directors and recommending that the Board of Directors select the director nominees for the next annual meeting of stockholders; (ii) overseeing evaluation of the Board of Directors; (iii) reviewing and assessing compensation paid to members of the Board of Directors and its committees; (iv) preparing, reviewing and recommending to the Board of Directors our corporate governance guidelines; and (v) advising the Board of Directors on matters of our organizational and governance structure. One meeting of this Committee was held during fiscal year 2010.

The Nominating and Governance Committee reviews, following the end of our fiscal year, the composition of our Board of Directors and the ability of its current members to continue effectively as directors for the upcoming fiscal year. In the ordinary course, absent special circumstances or a change in the criteria for Board membership, the Nominating and Governance Committee will renominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If the Nominating and Governance Committee thinks it is in our best interest to nominate a new individual for director in connection with an annual meeting of stockholders, the Nominating and Governance Committee will seek out potential candidates for Board appointments who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of the Board, our senior management and, if the Nominating and Governance Committee deems appropriate, a third-party search firm. The Nominating and Governance Committee will evaluate each candidate’s qualifications and check relevant references. In addition, such candidate will be interviewed by at least one member of the Nominating and Governance Committee. The Nominating and Governance Committee will evaluate whether a prospective candidate is qualified to serve as a director and whether the committee should recommend to the Board that this candidate be appointed to fill a vacancy on the Board, or presented for the approval of the stockholders, as appropriate.

Although the Nominating and Governance Committee will consider nominees recommended by stockholders, the Nominating and Governance Committee believes that the process it utilizes to identify and evaluate nominees for director produces nominees that possess the educational, professional, business and personal attributes that are best suited to further our purposes.  The Board of Directors does not believe that it is necessary for us to have a policy regarding the consideration of candidates recommended by stockholders as any interested person may make such recommendations and all recommended candidates will be considered using the criteria set forth in our guidelines.  Subject to compliance with the required timing of such requests, the Nominating and Governance Committee will consider written proposals from stockholders for nominees for director for our 2011 annual meeting of stockholders. Any such nominations should be submitted to the Nominating and Governance Committee c/o our Secretary and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the names and addresses of the stockholders making the nomination and the number of shares of our Common Stock and Class A Common Stock which are owned beneficially and of record by such stockholders; and (c) appropriate biographical information and a statement as to the qualifications of the nominee. Any such nominations must be submitted in the time frame described in our By-Laws and under the caption, “Annual Meeting Information—What are the deadlines for stockholder proposals for next year’s Annual Meeting?,” described above.

The Nominating and Governance Committee will consider, among other factors, the following to evaluate Committee and stockholder recommended nominees: the Board of Directors’ current composition, including expertise, diversity, balance of management and non-management directors, independence and other qualifications required or recommended by applicable laws, rules and regulations, including seeking to ensure that at least a majority of the directors are “independent” as defined in Rule 5605(a)(2) of the Nasdaq Stock Market Rules and that members of our Audit Committee meet the financial literacy and sophistication requirements under the Nasdaq Stock Market Rules, and our policies or procedures and the general qualifications of potential nominees, including, but not limited to personal integrity; loyalty to us and concern for our success and welfare; experience at strategy and policy setting level; high-level leadership experience in business or administrative activity; breadth of knowledge about issues affecting us; an ability to work effectively with others; sufficient time to devote to us; and freedom from conflicts of interest.

Executive Committee

During the fiscal year ended March 28, 2010, the Executive Committee was composed of John E. Abdo (Chairman through August 2009), Alan B. Levan (Chairman since August 2009), Darwin C. Dornbush and Richard C. Stockinger.  The Committee’s responsibilities include taking all actions the Board of Directors could take under Delaware law and the Certificate of Incorporation and our By-Laws except certain actions enumerated in the Executive Committee Charter. The Executive Committee met fourteen times during fiscal year 2010.

AUDIT COMMITTEE REPORT

For fiscal year ended March 28, 2010, the Audit Committee consisted of Norman Becker (Chairman), Lewis Jaffe and J. Ronald Castell.  The Board has determined that Mr. Becker qualifies as an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”) and is “independent” within the meaning of applicable SEC rules and regulations relating to directors serving on audit committees and NASDAQ Stock Market Rule 5605(a)(2).  The Audit Committee operates under a written charter adopted by the Board of Directors, which can be found on the Company’s website under Investor Relations at www.benihana.com.

Pursuant to its charter, the Audit Committee recommends to the Board of Directors the selection of the Company’s independent registered public accounting firm (“independent auditors”). Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the consolidated financial statements and the comapny's internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board and for issuing a report on those consolidated financial statements and the comapny's internal control over financial reporting. The Committee’s responsibility is to monitor and oversee these processes.

In this context, the Committee has met and held discussions with the Company’s management and Deloitte & Touche LLP, its independent auditors. Management represented that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Committee reviewed and discussed the audited consolidated financial statements with management and Deloitte & Touche LLP. The Committee discussed with Deloitte & Touche LLP matters required to be discussed by PCAOB Standard AU 380 (“Communication with Audit Committees”) and Statement of Auditing Standards (“SAS”) No. 114 (“The Auditor’s Communication with Those Charged with Governance”) Deloitte & Touche LLP also provided the Committee with the written disclosures required by the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Committee discussed with Deloitte & Touche LLP the independence of the Committee.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, which recommendation has been adopted by the Board of Directors, that the audited financial statements be included or incorporated by reference in the Annual Report on Form 10-K for the fiscal year ended March 28, 2010 for filing with the Securities and Exchange Commission.
Audit Committee
Norman Becker, Chairman
J. Ronald Castell
Lewis Jaffe

DIRECTORS’ COMPENSATION

The table and related discussion below summarize the compensation earned by each director who was not a named executive officer for the fiscal year ended March 28, 2010.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	All Other Compensation ($)	Total ($)
John E. Abdo	65,775	34,800	−	100,575
Norman Becker	62,938	34,800	−	97,738
J. Ronald Castell	52,625	34,800	−	87,425
Darwin C. Dornbush(3)	−	−	161,300	161,300
Lewis Jaffe	74,125	34,800	−	108,925
Alan B. Levan	40,188	34,800	−	74,988
Robert B. Sturges (4)	5,875	−	40,780	46,655
Joseph J. West	41,250	34,800	−	76,050

(1)
Represents the aggregate grant date fair value related to stock and option awards issued during the reported fiscal year as computed in accordance with FASB ASC Topic 718. Accordingly, the dollar amounts listed do not necessarily reflect the dollar amount of compensation that may be realized by the directors. The grant date fair value of option awards granted during fiscal year 2010 to all directors who were not named executive officers or employees of the Company was $3.48 per share. For a discussion of valuation assumptions, see Note 1 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended March 28, 2010.

(2)	Each director other than Messrs. Dornbush and Sturges received stock option awards to purchase 10,000 shares of Class A Common Stock.

(3)
During fiscal year 2010, Mr. Dornbush was employed by us to provide certain management advisory services.  Accordingly, compensation paid to Mr. Dornbush represents compensation for his employment during fiscal year 2010, including $150,000 in salary paid to Mr. Dornbush and $9,900 paid by the Company with respect to disability insurance, included in the caption “All Other Compensation.”

(4)
Effective May 26, 2009, Mr. Sturges resigned from the Board.  “All Other Compensation” for fiscal year 2010 also includes the $19,950 in compensation expense recognized by the Company as a result of the accelerated vesting (in connection with his resignation from the Board) of stock option awards previously granted to Mr. Sturges and $20,830 in consulting fees for services provided by Mr. Sturges commencing with his resignation

Director Fees

For the period from March 30, 2009 through December 31, 2009, we provided the following compensation to our non-employee directors: $15,000 per year for service as a director plus a fee of $1,500 for each board meeting attended in person or $750 for each meeting attended telephonically. Additionally, we provided compensation to non-employee directors of $1,500 for each Committee meeting attended in person, $1,000 for attending in person Committee meetings held on the same day as board meetings or $750 for each Committee meeting attended telephonically. We provided additional compensation of $7,500 per year to the chairman of the Audit Committee and $2,500 per year to the chairman of each of the other Committees. We also provided additional compensation of $5,000 per year to our Independent Lead Director, who for fiscal year 2010 was Mr. Jaffe.

Beginning January 1, 2010, we compensated our non-employee directors at an annual rate of $36,000 per year for service as a director and additional compensation as follows: $19,500 per year for service as a member of the Executive Committee, $10,500 per year to each member of the Audit Committee, $5,000 per year to each member of the Compensation Committee and Nominating and Governance Committee, an additional $7,750 per year to the chairman of each of the Committees and $5,000 per year to our Independent Lead Director. All non-employee directors and Mr. Dornbush are reimbursed for expenses incurred on our behalf. In addition, the directors are provided an annual food allowance of $3,600, which they can use at our restaurants. Since Mr. Dornbush is an employee, he does not receive director fees but is compensated as an employee. For fiscal year 2010, we paid approximately $161,300 in salary and other compensation to Mr. Dornbush as an employee. We anticipate continuation of Mr. Dornbush’s employment in fiscal year 2011 on similar terms.

In addition to the above, we also paid Lewis Jaffe, the chairman of the special committee that we formed in December 2009 in connection with identifying alternative sources of financing, a fee of $30,000 and a fee of $10,000 to each of Norman Becker, J. Ronald Castell and Joseph J. West for serving as members of this special committee.

In connection with Robert B. Sturges’ resignation from the Board on May 26, 2009, we accelerated the vesting of all outstanding stock options previously granted to him.  We also entered into a two year consulting agreement with Mr. Sturges pursuant to which he agreed to provide up to 8 hours of service to us each month during the consulting period in exchange for a monthly payment of $2,080.

Automatic Option Grants

Each non-employee director participates in the 2007 Equity Incentive Plan (the “equity plan”).  Under the equity plan, options to purchase 10,000 shares of Class A Common Stock (as adjusted in the event of any recapitalization or similar changes to our stock; e.g., due to a stock dividend or merger) are automatically granted annually to each non-employee director on the date of our Annual Meeting.  Options granted under the equity plan become exercisable ratably as to one-third of the shares underlying the option on each of the six-month, first and second year anniversaries of the grant date.  All options granted under the equity plan have a term of ten years from the date of grant and have an exercise price equal to the fair market value of a share on the grant date, which is the closing price of the Class A Common Stock on the grant date.  All options remain exercisable for a period of three months (other than if cessation of Board membership is due to death, in which case the options remain exercisable for a period of twelve months) or their stated term, if shorter, following the cessation of a non-employee director’s membership on our Board.  Since Mr. Dornbush is an employee, he is not eligible for automatic option grants under the equity plan.  Accordingly, the Compensation Committee determines equity awards for Mr. Dornbush as and when it does so with regard to all other employees.

Prior to the adoption of the equity plan, we granted options to our non-employee directors under our 2003 Directors’ Stock Option Plan and other prior plans.  Following adoption of the equity plan, we ceased to grant stock options under the prior plans; however, all options previously granted under the prior plans and which remain outstanding continue to be governed by the terms of such plans.  Under the prior plans, the exercise price of each stock option is the fair market value of the Class A Common Stock on the grant date, and upon termination of service as a non-employee director, such stock options remain exercisable for three months following such termination (or, if shorter, the remainder of the stock option term).

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth compensation for our named executive officers for the fiscal year ended March 28, 2010 and, where applicable, for the fiscal year ended March 29, 2009.
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Richard C. Stockinger, President and Chief Executive Officer(4)	2010	500,000	187,500	−	−	−	79,500	767,000
	2009	63,500	−	−	12,600	−	59,462	135,562

Christopher P. Ames, Chief Operating Officer(5)	2010	110,600	112,500	−	−	−	62,500	285,600

Gene R. Baldwin, Interim Chief Financial Officer(6)	2010	346,100	−	−	−	−	−	346,100

Juan C. Garcia, Former President and Chief Operating Officer(7)	2010	213,100	−	−	−	−	309,000	522,100
	2009	271,000	−	−	−	−	4,400	275,400

Taka Yoshimoto, Former Executive Vice President − Operations(8)	2010	169,600	−	−	−	−	239,000	408,600
	2009	232,000	−	−	−	−	3,800	235,800

(1)	Represents discretionary cash bonus approved by the Compensation Committee based on a subjective evaluation of overall performance.

(2)
Represents the aggregate grant date fair value related to stock and option awards for the reported fiscal year as computed in accordance with FASB ASC Topic 718.  Accordingly, the dollar amounts listed do not necessarily reflect the dollar amount of compensation that may be realized by the named executive officers.  For a discussion of valuation assumptions, see Note 1 to the 2010 and 2009 consolidated financial statements included in our Annual Reports on Form 10-K for the fiscal years ended March 28, 2010 and March 29, 2009.

(3)
“All Other Compensation” for the 2010 fiscal year includes (i) Company-paid group term life insurance for each named executive officer except for Mr. Ames and Mr. Baldwin, (ii) an automobile allowance for each of Messrs. Garcia and Yoshimoto and (iii) in the case of Mr. Stockinger, a monthly relocation allowance of $7,500 that we commenced paying upon Mr. Stockinger’s appointment as Chief Executive Officer and that was terminated on January 7, 2010 (the “Relocation Allowance”).

(4)

Mr. Stockinger was appointed Chief Executive Officer effective February 9, 2009 and President effective January 13, 2010 and served as a director for the entirety of fiscal year 2009. On January 7, 2010, the Board approved an increase to Mr. Stockinger’s annual base salary from $350,000 to $500,000 retroactive to the commencement of his employment on February 9, 2009 and therefore Mr. Stockinger’s salary for fiscal year 2009 includes a retroactive adjustment for salary earned in fiscal year 2009 but paid in fiscal year 2010. “All Other Compensation” for fiscal year 2010 also includes all perquisites, including the Relocation Allowance. All information concerning compensation for Mr. Stockinger for fiscal year 2009 reflects compensation earned for the entirety of such year (including the retroactive salary adjustment, which was paid in fiscal year 2010), including compensation earned in his position as Chief Executive Officer and the following amounts earned in connection with his services as a director: (i) $26,000 in fees earned or paid in cash, included under the caption “All Other Compensation” and (ii) $12,600 under the caption “Option Awards” relating to his automatic director grant. “All Other Compensation” for fiscal year 2009 also includes a signing bonus equal to two weeks’ base salary, $12,500 in fees earned for certain consulting services and all perquisites, including the Relocation Allowance.

(5)

Mr. Ames was appointed Chief Operating Officer effective October 19, 2009. All information concerning compensation for Mr. Ames for fiscal year 2010 reflects compensation earned for the entirety of such year, including the $62,500 earned in his position as a consultant to the Company since July 2009 that is included under the caption “All Other Compensation.”

(6)
Mr. Baldwin is retained by the Company through an agreement that the Company executed with CRG Partners Group, LLC, (“CRG”), a provider of financial advisory, corporate improvement and related services, and the Company pays CRG for Mr. Baldwin’s services. As a result, all information concerning compensation for Mr. Baldwin for fiscal year 2010 reflects the aggregate payments made by the Company to CRG on account of Mr. Baldwin’s services to the Company and do not necessarily reflect amounts received by Mr. Baldwin for such services. In addition, pursuant to the CRG agreement, certain other CRG employees also provided services to the Company during fiscal year 2010. In the aggregate, the Company made payments in the amount of $570,000 to CRG on account of the services that Mr. Baldwin and other CRG employees provided to the Company during fiscal year 2010.

(7)
Mr. Garcia resigned from his positions as President and Chief Operating Officer effective January 13, 2010.  All information concerning compensation for Mr. Garcia reflects compensation earned for the entirety of fiscal year 2010, including compensation earned in his positions as President and Chief Operating Officer and as included under the caption “All Other Compensation.” Pursuant to his separation, waiver and release agreement with us, he will be paid a total severance payment of approximately $294,200, which is comprised of the continuation of Mr. Garcia’s basic compensation and car allowance through March 31, 2010 and semi-monthly payments of $11,461 beginning on the first regular pay day following March 31, 2010 through the first regularly scheduled pay day following January 13, 2011.  In addition, in accordance with his separation, waiver and release agreement, we will provide for continued group medical and dental insurance coverage for Mr.  Garcia and his dependents and shall continue to provide such coverage through the first regularly scheduled pay day following January 13, 2011.  The amounts accrued pursuant to his separation, waiver and release agreement through March 28, 2010 are included under the caption “All Other Compensation.”  Mr. Garcia’s rights to any unvested stock options and stock grants terminated on March 31, 2010 and all vested stock options expired 90 days thereafter.

(8)
Mr. Yoshimoto resigned from his position as Executive Vice President−Operations and as a member of our Board effective December 18, 2009.  All information concerning compensation for Mr. Yoshimoto reflects compensation earned for the entirety of fiscal year 2010, including compensation earned in his position as Vice President – Operations and as included under the caption “All Other Compensation.” Pursuant to his separation, waiver and release agreement, he will be paid a total severance payment of approximately $232,100, which is comprised of monthly payments of $19,340 through December 15, 2010.  In addition, in accordance with his separation, waiver and release agreement, we will provide for continued group medical and dental insurance coverage and shall continue to provide such coverage through December 15, 2010.  The amounts accrued pursuant to his separation, waiver and release agreement through March 28, 2010 are included under the caption “All Other Compensation.”  Mr. Yoshimoto’s rights to any unvested stock options and stock grants expired on the date of the termination of his employment, and all vested stock options expired 90 days after his date of resignation.

Bonus Plan

The Company has adopted an Executive Incentive Compensation Plan (the “Bonus Plan”) setting out guidelines for the establishment of cash incentive payments to its most senior executives and operating personnel.  Under the Bonus Plan, participating employees are generally assigned a maximum bonus opportunity expressed as a percentage of the employee’s base salary.  Up to 75% of that bonus opportunity is earned if the Company meets certain objective performance criteria determined by the Committee, and up to 25% of that bonus opportunity is earned if the individual meets certain individual performance criteria determined by the Committee.

In light of the turmoil in the United States economy, the efforts undertaken by the Company in the implementation of the Benihana Teppanyaki Renewal Program (the “Renewal Program”), and ongoing negotiations with respect to employment contracts for Messrs. Stockinger and Ames, the Compensation Committee did not establish performance criteria under the Bonus Plan for fiscal year 2010 and no bonuses were awarded under the Bonus Plan for fiscal year 2010.  However, the Compensation Committee awarded a discretionary bonus (outside the terms of the Bonus Plan) to Mr. Stockinger (of $187,500) and to Mr. Ames (of $112,500) for the fiscal year 2010 based on a subjective evaluation of overall performance in areas outside those that can be objectively measured from financial or other results.  These amounts are included under the “Bonus” column of the Summary Compensation Table.

Employment Agreements

Richard C. Stockinger’s employment as Chief Executive Officer commenced on February 9, 2009 on an “at will” basis at an annual base salary of $350,000.  At that time, we also agreed to pay Mr. Stockinger a signing bonus equal to two weeks’ base salary and a monthly amount equal to $7,500 as reimbursement for additional living expenses incurred by Mr. Stockinger in the Miami area, where our executive offices are located, while he relocated from the New Jersey area (such amount, the “Relocation Allowance”).  Mr. Stockinger is also eligible to participate in the benefits programs which we generally make available to our senior executives.  In connection with his appointment as our President effective January 13, 2010, the Board approved an increase in Mr. Stockinger’s annual base salary from $350,000 to $500,000 retroactive to the commencement of his employment on February 9, 2009 and terminated the Relocation Allowance.  We are currently in discussions with Mr. Stockinger regarding the terms of a formal employment agreement.

We entered into an employment agreement with Juan C. Garcia on June 18, 2009, effective as of April 2, 2007, the date on which Mr. Garcia was promoted to serve as President and Chief Operating Officer.  The employment agreement provided for Mr. Garcia to serve in both positions through March 31, 2010 and entitled him to a performance-based bonus of up to 25% of his annual base salary, as determined by the Compensation Committee and Chief Executive Officer.  On March 31, 2008, we amended and restated Mr. Garcia’s employment agreement to provide for an annual base salary of $271,000 for fiscal year 2009 and to conform to the requirements of Section 409A of the Internal Revenue Code.  Mr. Garcia resigned as President, Chief Operating Officer and as an employee effective January 13, 2010.

We entered into an employment agreement with Taka Yoshimoto on April 1, 2006, to continue to serve as Executive Vice President − Operations through March 31, 2009. On March 31, 2008, we amended and restated Mr. Yoshimoto’s employment agreement to provide for an annual base salary of $232,088 for fiscal year 2009, to require execution and delivery by Mr. Yoshimoto of a general release prior to receiving any benefits resulting from termination of his employment due to a change in control or his disability and to conform to the requirements of Section 409A of the Internal Revenue Code. Our employment agreement with Mr. Yoshimoto expired on March 31, 2009 in accordance with its terms and was not renewed.  Mr. Yoshimoto resigned from his position on December 18, 2009.

Under his employment agreement, Mr. Garcia was entitled to participate in the Bonus Plan and the equity plan, in each case as determined by the Compensation Committee. Additionally, each of Messrs. Garcia and Yoshimoto was (i) eligible to participate in the health, insurance and other benefit plans generally available to our executive officers, (ii) entitled to receive an automobile expense allowance of $300 per month and (iii) eligible for severance payments upon certain events of termination of their employment.

Christopher P. Ames’ employment as Chief Operating Officer commenced on October 19, 2009 on an “at will” basis at an annual base salary of $250,000. Prior to his appointment as Chief Operating Officer, Mr. Ames was engaged by and performing consulting services for us since July 7, 2009. On April 19, 2010, the Compensation Committee approved an annual base salary of $300,000 for Mr. Ames commencing with our fiscal year beginning March 29, 2010, agreed to provide Mr. Ames with the opportunity to earn a performance-based bonus of up to 50% of his base salary for our fiscal year beginning March 29, 2010 and approved his eligibility to receive a discretionary bonus with respect to our fiscal year ended March 28, 2010 of $112,500.  We are currently in discussions with Mr. Ames regarding the terms of a formal employment agreement.

Gene R. Baldwin was initially retained as a consultant in November 2009 pursuant to an agreement that we executed with CRG Partners Group, LLC and its predecessors (“CRG”), which among other things provides for payments to CRG for Mr. Baldwin’s services at the rate of $525 an hour.  During the performance of his duties as interim Chief Financial Officer, Mr. Baldwin will continue as a partner of CRG and will be compensated by CRG.  As a result, Mr. Baldwin did not receive any compensation directly from us during fiscal year 2010 and did not participate in any of our employee benefit plans, bonus plans or equity plans during fiscal year 2010.  The information included in the Summary Compensation Table reflects the aggregate amounts paid to CRG on account of Mr. Baldwin’s services for fiscal year 2010 and does not necessarily reflect amounts awarded to Mr. Baldwin for such services.  In addition, pursuant to the CRG agreement, certain other CRG employees also provided services to the Company during fiscal year 2010.  In the aggregate, the Company made payments in the amount of $570,000 to CRG on account of the services that Mr. Baldwin and other CRG employees provided to the Company during fiscal year 2010.

Equity Plan

The long-term incentive compensation plan pursuant to which we presently grant equity awards is the 2007 Equity Incentive Plan (the “equity plan”).  Pursuant to the equity plan, employees, including the named executive officers, may be granted stock options, stock awards, stock appreciation rights and stock equivalent units (the “awards”).  The exercise price of each option, including each incentive stock option as defined by Section 422 of the Internal Revenue Code, awarded under the equity plan is the fair market value, which is the closing price of the Class A Common Stock on the grant date.  In fiscal year 2010, we did not grant any awards, except for automatic option grants to our non-employee directors.  All of our employees and our subsidiaries’ employees and our non-employee directors are eligible to receive awards under the equity plan.  The equity plan provides that the Compensation Committee may determine which employees are granted awards and the number of shares subject to each award.  Our non-employee directors are eligible for automatic grants of options, as discussed under the heading “Director Compensation.”

Under our equity plan, the Compensation Committee determines the equity awards to be granted to our executive officers based upon, among other things, the amount of total compensation (excluding post-termination benefits) considered necessary to reward and motivate the executive officer, Company performance and the performance of the executive officer during the prior year.  The Compensation Committee determines the aggregate value in equity grants to be awarded to our executive officers; therefore, the number of shares and options awarded will vary depending upon the stock price of our Class A Common Stock on the grant date.  We did not make any grants under the equity plan to our named executive officers for fiscal year 2010.

Upon termination of employment, then exercisable options granted to an employee remain exercisable for three months following termination or, if such termination resulted from death, disability or retirement (as defined under the equity plan), for one year following termination (or, in any case, if shorter, the remainder of the option term), provided that a terminated employee who continues to provide services as a non-employee director or consultant will be deemed an employee for the period of such services or consultancy (for this purpose, with respect to non-incentive stock options only).  Upon termination of employment, stock awards granted to an employee as to which the time-based or performance conditions have not been satisfied or waived are forfeited.

Prior to the adoption of the equity plan, we granted options to our employees under the 2000 Employees Class A Common Stock Option Plan and other prior plans.  Following adoption of the equity plan, we ceased to award options under the prior plans; however all options previously awarded under the prior plans and which remain outstanding continue to be governed by the terms of such plans.  Under the prior plans, the exercise price of each option is the fair market value of the Class A Common Stock on the grant date, and upon termination of employment then exercisable options remain exercisable for three months following termination (or, if shorter, the remainder of the option term).

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE

The following table sets forth information regarding outstanding options and restricted stock awards held by each of our named executive officers as of March 28, 2010.

	Options Awards					Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($/Share)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Richard C. Stockinger	11/2/2007	10,000	−	$16.3600	11/2/2017	−	$	−
	10/23/2008	6,667	3,333	2.6050	10/23/2018

Christopher P. Ames	−	−	−	−	−	−		−

Gene R. Baldwin	−	−	−	−	−	−		−

Juan C. Garcia(4)	5/12/2000	34,500	−	7.8261	5/12/2010	2,267		13,035
	5/12/2000	17,250	−	7.8528	5/12/2010
	4/24/2001	26,500	−	4.9623	6/29/2010
	4/24/2001	1,359	−	4.9890	6/29/2010
	6/7/2002	34,500	−	11.1884	6/29/2010
	6/7/2002	17,250	−	11.2151	6/29/2010
	3/17/2008	27,400	13,700	10.3500	6/29/2010

Taka Yoshimoto(5)	−	−	−	−	−

(1)
Each such option is to purchase shares of Class A Common Stock and (except relating to Richard C. Stockinger) becomes exercisable as to approximately one-third of the shares covered by the award on each of the first three anniversaries of the grant date. The options held by Mr. Stockinger (which were granted to him as a non-employee director) become exercisable as to approximately one-third of the shares covered by the award on each of the six-month, first and second year anniversaries of the grant date.

(2)
The stock award was granted on March 17, 2008 and represents shares of Class A Common Stock that are subject to a risk of forfeiture which lapses as to approximately one-third of the shares covered by the award on each of the first three anniversaries of the grant date.

(3)
The market value is based on a price of $5.75 per share, which was the closing price of one share of our Class A Common Stock on the Nasdaq Stock Market on the last business day of the fiscal year ended March 28, 2010.

(4)
Any stock options and restricted stock previously granted to Mr. Garcia which were scheduled (under the applicable equity plan) to vest on or prior to March 31, 2010 were vested on such date. As a result of Mr. Garcia’s resignation as President and Chief Operating Officer effective January 13, 2010, all of Mr. Garcia’s outstanding stock options terminated on June 29, 2010.

(5)	As a result of Mr. Yoshimoto’s resignation as Executive Vice President − Operations effective December 18, 2009, all of Mr. Yoshimoto’s outstanding stock options terminated on March 18, 2010.
NONQUALIFIED DEFERRED COMPENSATION

The Company maintains a deferred compensation plan that allows key employees, including the named executive officers, to defer up to 20% of their annual base salary and up to 100% of their annual bonuses until termination of employment or age 55, whichever is later, or if earlier, their disability (as defined in the deferred compensation plan) or death.  Participants’ obligation to pay federal or state income tax on contributions to the plan is deferred until withdrawal of such amounts. We do not match any of the amounts deferred by participants in the deferred compensation plan. During fiscal year 2010, none of our executive officers participated in our deferred compensation plan.

Employees who participate in the deferred compensation plan may, at their option, invest deferred monies in a range of investment vehicles, including money markets, bonds and mutual funds.  Over the last three years, these investments have yielded less than 5% per annum.

POST-TERMINATION BENEFITS AND CHANGE IN CONTROL

In connection with his separation, waiver and release agreement with us, Mr. Garcia will be paid a severance payment of approximately $294,200, which is comprised of the continuation of Mr. Garcia’s basic compensation and car allowance through March 31, 2010 and semi-monthly payments of $11,461 beginning on the first regular pay day following March 31, 2010 through the first regularly scheduled pay day following January 13, 2011. As further provided under Mr. Garcia’s separation, waiver and release agreement, for a period of 12 months following his January 13, 2010 resignation, we will provide Mr. Garcia with continued group medical and dental insurance coverage for Mr. Garcia and his dependants or payments in lieu thereof. Mr. Garcia’s right to receive any payments under his separation, waiver and release agreement was conditioned upon his execution of a general release; subsequent to his resignation, Mr. Garcia satisfied such condition.  In accordance with his separation, waiver and release agreement, Mr. Garcia is prohibited for a two year period from (i) directly or indirectly working for or providing services to Benihana of Tokyo, its affiliates, franchisees, or related trusts, (ii) soliciting, directly or indirectly, anyone who is or was employed by us or our affiliates until 90 days after the separation of such person’s employment from us or our affiliates, or (iii) soliciting, directly or indirectly, current franchisees or potential franchisees that were identified while Mr. Garcia was employed by us.

In connection with his resignation separation, waiver and release agreement with us, Mr. Yoshimoto will be paid a severance payment of approximately $232,100, which is comprised of monthly payments of $19,340 through December 15, 2010.  As further provided under Mr. Yoshimoto’s separation, waiver and release agreement, for a period of 12 months following his December 18, 2009 resignation, we will provide Mr. Yoshimoto with continued group medical and dental insurance coverage for Mr. Yoshimoto or payments in lieu thereof.  Mr. Yoshimoto’s right to receive any payments under his separation, waiver and release agreement was conditioned upon his execution of a general release; subsequent to his resignation, Mr. Yoshimoto satisfied such condition.  In accordance with his separation, waiver and release agreement, Mr. Yoshimoto is prohibited from soliciting, directly or indirectly, anyone who was employed by us or our affiliates as of December 22, 2009 or within six (6) months prior to such date.

The table below sets forth amounts payable to Messrs. Garcia and Yoshimoto in connection with their resignations which became effective on January 13, 2010 and December 18, 2009, respectively.

Name	Salary Continuation ($)	Medical and Dental Insurance ($)	Total ($)
Juan C. Garcia	294,200	11,200	305,400
Taka Yoshimoto	232,100	4,200	236,300

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Benihana of Tokyo, Inc. (“BOT”) owns shares representing approximately 29.8% of the votes represented by the combination of our Common Stock and the Series B convertible preferred stock owned by BFC, which votes together with the Common Stock on an as converted basis to elect two-thirds of our directors. The stock of BOT is owned by a trust, of which Kevin Y. Aoki (former director and Vice President – Marketing of the Company) and Grace Aoki and Kyle Aoki (each a sibling of Kevin’s), and Kenneth Podziba are the trustees.

BOT owns a Benihana restaurant in Honolulu, Hawaii (the “Honolulu Restaurant”). We have granted to BOT a perpetual license to operate the Honolulu Restaurant and an exclusive license to own and operate Benihana restaurants in substantially all of Hawaii.  This license is royalty-free with respect to any Hawaiian restaurant beneficially owned by BOT or its affiliates and bears a royalty of 6% of gross revenues in the event the restaurants are transferred to an unaffiliated third party.

BFC owns 800,000 shares of our Series B convertible preferred stock. Alan B. Levan and John E. Abdo, members of our Board, are Chairman and Vice Chairman, respectively, of BFC and may be deemed to control BFC by virtue of their ownership interest in BFC’s common stock.

In October 2007, we entered into a lease for a Benihana restaurant to be located in Orlando, FL, with an annual rent of approximately $140,000 and a base term of 20 years. The landlord is Bluegreen Vacations Unlimited, Inc., a subsidiary of Bluegreen Corporation, a majority owned subsidiary of BFC. Three directors of ours, John E. Abdo, Alan B. Levan and Norman Becker, are also directors of Bluegreen Corporation.  As of April 20, 2010, BFC and Messrs. Abdo and Levan may each be deemed to beneficially own the 16,922,953 shares of common stock of Bluegreen Corporation (approximately 51% of the total outstanding shares) owned by BFC.

Darwin C. Dornbush, our Secretary and Chairman of the Board, is a partner in Dornbush Schaeffer Strongin & Venaglia, LLP, a law firm.  In fiscal years 2010 and 2009, we incurred approximately $1.3 million and $900,000, respectively, in legal fees and expenses to Dornbush Schaeffer Strongin & Venaglia, LLP.  In addition, we paid Mr. Dornbush approximately $161,300 and $124,100 in salary and benefits during fiscal years 2010 and 2009, respectively, in exchange for certain services. Mr. Dornbush is also a director of BFC.

J. Ronald Castell, a director, provided certain marketing consulting services and earned less than $100,000 in consulting fees during fiscal year 2009.  No such fees were earned in fiscal year 2010.

During fiscal year 2010, we engaged BFC through its wholly owned subsidiary, Snapper Creek Equity Management, LLC, to provide certain management, financial advisory and other consulting services.  Accrued but unbilled consulting fees incurred were approximately $200,000 for fiscal year 2010.  During fiscal year 2010, we engaged Risk Management Services (“RMS”), an affiliate of BFC, to provide insurance and risk management services.  Fees owing to RMS for fiscal year 2010 were not significant.  Directors Levan and Abdo are Chairman and Vice Chairman of BFC and may be deemed to control BFC.

Gene R. Baldwin, who was appointed as our interim Chief Financial Officer effective January 13, 2010, is a partner in CRG Partners Group, LLC and its predecessors (“CRG”).  At the time Mr. Baldwin was retained through CRG, in November 2009, the Board of Directors approved a consulting agreement between the Company and CRG (the “CRG Agreement”) for Mr. Baldwin’s services which continues to apply to the period in which he is serving as our interim Chief Financial Officer.  Pursuant to such agreement in fiscal year 2010 we incurred approximately $346,000 in fees and expenses to CRG on account of Mr. Baldwin’s services to us.  Mr. Baldwin has continued to serve as a partner of CRG and continues to receive his compensation through CRG.  In addition, pursuant to the CRG Agreement, certain other CRG employees also provided services to the Company during fiscal year 2010.  In the aggregate, the Company made payments in the amount of $570,000 to CRG on account of the services that Mr. Baldwin and other CRG employees provided to the Company during fiscal year 2010.

Christopher P. Ames, our Chief Operating Officer, was engaged by us as a consultant from July 7, 2009 until his appointment as our Chief Operating Officer on October 19, 2009, and earned $62,500 in consulting fees during that period.

PROPOSAL 2 – RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM;
ACCOUNTANT FIRM FEES AND SERVICES

The firm of Deloitte & Touche LLP, or its predecessor Touche Ross & Co., has audited the financial statements of the Company since its formation in 1982. The Board of Directors has appointed that firm as our independent registered public accounting firm for fiscal year 2011 and expects to continue that firm’s services in the future.  Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from the stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS RATIFY THE BOARD’S APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2011.

The following table sets forth fees for professional audit services rendered by Deloitte & Touche LLP for the audit of the Company’s annual financial statements included in the Company’s Annual Report on Form 10-K and review of financial statements included in the Company’s quarterly reports on Form 10-Q for the fiscal years 2009 and 2010, and fees billed for other services rendered by Deloitte & Touche LLP.

	2009	2010

Audit Fees (1)	$748,000	$735,000
Audit Related Fees (2)	-	15,095
Tax Fees (3)	-	-
All Other Fees (3)	-	-
Total	$748,000	$750,095

(1)
The audit fees consisted of the audit of the Company's Consolidated Financial Statements included in the Company's Annual Report on Form 10-K and reviews of the Company’s interim financial statements included in the Company's Quarterly Reports on Form 10-Q.

(2)
The audit related fees for fiscal year 2010 consisted of services incurred for our SEC Comment Letter received on August 27, 2009 and response filed on September 10, 2009 and our Form S-3 filed on November 24, 2009.

(3)	The Audit Committee has determined that the provision of all non-audit services performed for the Company by Deloitte & Touche LLP is compatible with maintaining that firm’s independence.

The Audit Committee’s policy is to pre-approve all audit services and all non-audit services that the Company’s independent auditor is permitted to perform for the Company under applicable federal security regulations.  While it is the general policy of the Audit Committee to make such determinations at full Audit Committee meetings, the Audit Committee may delegate its pre-approval authority to one or more members of the Audit Committee, provided that all such decisions are presented to the full Audit Committee at its next regularly scheduled meeting.

COMPANY ANNUAL REPORT

Our Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended March 28, 2010 (including the exhibits thereto) filed with the SEC, which provides additional information about us, is available on the Internet at www.benihana.com and is available in paper form to beneficial owners of our stock without charge upon written request to [●] at 8685 Northwest 53rd Terrace, Miami, Florida 33166.

APPENDIX A

Information Regarding Participants

The following tables (“Directors and Nominees” and “Officers and Employees”) set forth the name and business address of our directors and nominees, and the name, present principal occupation and business address of our officers and employees who, under the rules of the Securities and Exchange Commission, are considered to be “participants” in our solicitation of proxies from our stockholders in connection with our 2010 Annual Meeting of Stockholders.

Directors and Nominees

The principal occupations of our directors and nominees who are considered “participants” in our solicitation are set forth under the section above titled “Proposal 1—Election of Directors” of this proxy statement. The names and business addresses of our directors and nominees are as follows:

Name	Business Address
John E. Abdo	c/o Benihana Inc., 8685 Northwest 53rd Terrace, Miami, Florida 33166
Norman Becker	c/o Benihana Inc., 8685 Northwest 53rd Terrace, Miami, Florida 33166
J. Ronald Castell	c/o Benihana Inc., 8685 Northwest 53rd Terrace, Miami, Florida 33166
Darwin C. Dornbush	c/o Benihana Inc., 8685 Northwest 53rd Terrace, Miami, Florida 33166
Lewis Jaffe	c/o Benihana Inc., 8685 Northwest 53rd Terrace, Miami, Florida 33166
Alan B. Levan	c/o BFC Financial Corporation, 2100 W. Cypress Creek Road, Ft. Lauderdale, Florida 33309
Richard C. Stockinger	c/o Benihana Inc., 8685 Northwest 53rd Terrace, Miami, Florida 33166
Joseph J. West	c/o Benihana Inc., 8685 Northwest 53rd Terrace, Miami, Florida 33166

Officers and Employees

The principal occupations of our officers and employees who are considered “participants” in our solicitation of proxies are set forth below. The principal occupation refers to such person’s position with Benihana, and the business address for each person is Benihana Inc., 8685 Northwest 53rd Terrace, Miami, Florida 33166.

Name	Principal Occupation
Christopher P. Ames	Chief Operating Officer
Gene R. Baldwin Cristina L. Mendoza	Interim Chief Financial Officer General Counsel

Information Regarding Ownership of Benihana Securities by Participants

The number of shares of our Common Stock held by our directors and executive officers as of [July 16, 2010] is set forth under the “Security Ownership of Certain Beneficial Owners and Management” section of this proxy statement. Shares of our Common Stock owned of record by each of our directors and executive officers are beneficially owned by such person.

Information Regarding Transactions in Benihana Securities by Participants

The following table sets forth information regarding acquisitions and dispositions of our securities by each of the participants listed above under “Directors and Nominees” and “Officers and Employees” during the past two years. Unless otherwise indicated, all transactions were in the public market or pursuant to our equity compensation plans and none of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Acquisitions and Dispositions of Securities (July 16, 2008 – July 16, 2010)

Name	Transaction Date	Transaction Description
John E. Abdo	08/20/09	Grant of options to purchase 10,000 shares of Class A Common Stock
	08/05/09	Exercise of options to purchase 11,500 shares of Class A Common Stock
	08/05/09	Exercise of options to purchase 5,750 shares of Common Stock
	10/23/08	Grant of options to purchase 10,000 shares of Class A Common Stock
	08/20/08	Exercise of options to purchase 11,500 shares of Class A Common Stock
	08/20/08	Exercise of options to purchase 5,750 shares of Common Stock
Norman Becker	08/20/09	Grant of options to purchase 10,000 shares of Class A Common Stock
	10/23/08	Grant of options to purchase 10,000 shares of Class A Common Stock
J. Ronald Castell	08/20/09	Grant of options to purchase 10,000 shares of Class A Common Stock
	10/23/08	Grant of options to purchase 10,000 shares of Class A Common Stock
Lewis Jaffe	09/09/09	Sale of 3,000 shares of Class A Common Stock
	09/09/09	Exercise of options to purchase 3,000 shares of Class A Common Stock
	08/20/09	Grant of options to purchase 10,000 shares of Class A Common Stock
	10/23/08	Grant of options to purchase 10,000 shares of Class A Common Stock
Alan B. Levan	8/20/09	Grant of options to purchase 10,000 shares of Class A Common Stock
Richard C. Stockinger	10/23/09	Grant of options to purchase 10,000 shares of Class A Common Stock
Joseph J. West	08/20/09	Grant of options to purchase 10,000 shares of Class A Common Stock
	10/23/08	Grant of options to purchase 10,000 shares of Class A Common Stock

Miscellaneous Information Concerning Participants

Other than as set forth in this Appendix A or the proxy statement, none of the participants or their associates (i) beneficially owns, directly or indirectly, any shares or other securities of Benihana or any of our subsidiaries or (ii) has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the annual meeting. In addition, neither we nor any of the participants listed above has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies.

Other than as set forth in this Appendix A or the proxy statement, neither we nor any of the participants listed above or any of their associates have or will have (i) any arrangements or understandings with any person with respect to any future employment by us or our affiliates or with respect to any future transactions to which we or any of our affiliates will or may be a party or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of our last fiscal year or any currently proposed transactions, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

PROXY
CLASS A COMMON STOCK

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Benihana Inc.
Class A Common Stock for the upcoming Annual Meeting of Stockholders.

PLEASE REVIEW THE PROXY STATEMENT AND VOTE TODAY IN ONE OF THREE WAYS:

1.
Vote by Telephone.  Please call toll-free in the U.S. or Canada at 1-XXX-XXX-XXXX on a touch-tone telephone.  If outside the U.S. or Canada, call 1-XXX-XXX-XXXX.  Please follow the simple instructions.  You will be required to provide the unique control number below.

OR

2.	Vote by Internet. Please access https://www. [●], and follow the simple instructions. You will be required to provide the unique control number below.

You may vote by telephone or Internet 24 hours a day, 7 days a week.
Internet voting and telephone voting deadline is 11:59 p.m. Eastern Time on September 13, 2010.
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

OR

3.	Vote by Mail. If you do not wish to vote by telephone or the Internet, please complete, sign, date and return the [WHITE] proxy card in the envelope provided, or mail to: [●]

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED
OR MAIL TO [●]

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IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING: The notice of meeting, proxy statement and annual report are available at www.benihana.com.

This proxy is solicited on behalf of the Board of Directors.

The undersigned stockholder of BENIHANA INC., revoking any previous proxy for such stock, hereby appoints [●] and Norman Becker, and each of them acting alone, the attorneys and proxies of the undersigned, with full power of substitution, and hereby authorizes them to vote all shares of Class A Common Stock of BENIHANA INC. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on September 14, 2010 and any adjournment thereof on all matters coming before said meeting.

In the event no contrary instructions are indicated by the undersigned stockholder, the proxies designated hereby are authorized to vote the shares as to which the proxy is given in accordance with the recommendation of the Board of Directors set forth on this card.

The Board of Directors Recommends a vote FOR the election of the nominee named below to the Board of Directors and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2011.

For each proposal, mark one box in blue or black ink as indicated: ☒

WITHHOLD AUTHORITY
to vote for the nominee listed at left

FOR the nominee listed at left

Election of Directors:

Darwin C. Dornbush (Class III Director for a three-year term)

FOR
AGAINST
ABSTAIN
Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Benihana Inc. for fiscal year 2011

Please sign here exactly as your name(s) appear(s) on this proxy.

Date:                                           , 2010

______________________________________________
(Signature)
_______________________________________________
(Signature)

This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
PROXY
COMMON STOCK

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Benihana Inc.
Common Stock for the upcoming Annual Meeting of Stockholders.

PLEASE REVIEW THE PROXY STATEMENT AND VOTE TODAY IN ONE OF THREE WAYS:

1.
Vote by Telephone.  Please call toll-free in the U.S. or Canada at 1-XXX-XXX-XXXX on a touch-tone telephone.  If outside the U.S. or Canada, call 1-XXX-XXX-XXXX.  Please follow the simple instructions.  You will be required to provide the unique control number below.

OR

4.	Vote by Internet. Please access https://www. [●], and follow the simple instructions. You will be required to provide the unique control number below.

You may vote by telephone or Internet 24 hours a day, 7 days a week.
Internet voting and telephone voting deadline is 11:59 p.m. Eastern Time on September 13, 2010.
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

OR

5.	Vote by Mail. If you do not wish to vote by telephone or the Internet, please complete, sign, date and return the [WHITE] proxy card in the envelope provided, or mail to: [●]

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED
OR MAIL TO [●]

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IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING: The notice of meeting, proxy statement and annual report are available at www.benihana.com.

This proxy is solicited on behalf of the Board of Directors.

The undersigned stockholder of BENIHANA INC., revoking any previous proxy for such stock, hereby appoints [●] and Norman Becker, and each of them acting alone, the attorneys and proxies of the undersigned, with full power of substitution, and hereby authorizes them to vote all shares of Common Stock of BENIHANA INC. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on September 14, 2010, and any adjournments thereof on all matters coming before said meeting.

In the event no contrary instructions are indicated by the undersigned stockholder, the proxies designated hereby are authorized to vote the shares as to which the proxy is given in accordance with the recommendation of the Board of Directors set forth on this card.

The Board of Directors Recommends a vote FOR the election of the nominees named below to the Board of Directors and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2011.

For each director nominee and the proposal to ratify the appointment of Deloitte & Touche as our independent registered public accounting firm for fiscal year 2011, mark one box in blue or black ink as indicated: ☒

WITHHOLD AUTHORITY
to vote for the nominee listed at left

FOR the nominee listed at left

Election of Directors:

Richard C. Stockinger (Class III Director for a three-year term)

Lewis Jaffe (Class III Director for a three-year term)

FOR
AGAINST
ABSTAIN
Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Benihana Inc. for fiscal year 2011

Please sign here exactly as your name(s) appear(s) on this proxy.

Date:                                           , 2010

______________________________________________
(Signature)
______________________________________________
(Signature)

This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.